UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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The Procter & Gamble Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 30, 2017, The Procter & Gamble Company distributed the following communication and may in the future issue the same or substantially similar communications from time to time:

Dear Friend,

As someone with a vested interest in P&G, I wanted to reach out and offer my perspective on the important decision facing our shareholders. In advance of P&G’s Annual Meeting of Shareholders, you are being asked to choose between a Board and management team that are successfully executing a proven plan to build a better and more valuable company, and Nelson Peltz, who runs a New York Hedge fund, and who has not offered any new, actionable ideas to deliver value beyond the plan that we already have in place.

It is important to know that:

•	P&G is a profoundly different Company than it was just a few years ago. We are executing a winning strategy that is working, and now is the time to focus on accelerating momentum.

•	The existing P&G Board has the skills and experience to continue successfully overseeing the execution of the plan in place.

•	We’ve done our homework and concluded that Nelson Peltz is not right for the P&G Board based on, among other things, the overwhelming feedback we received from investors, analysts, and executives who know or have worked with Mr. Peltz.

P&G people are now executing the most significant transformation in our Company’s history. We have met or exceeded our objectives for the past fiscal year. We delivered strong shareholder returns in the past two years—well above the vast majority of peers. And, we have a plan in place that is working. We do not want to introduce anything that would derail our progress—such as adding Mr. Peltz to our highly-qualified and diverse Board of Directors.

For more information, I invite you to visit voteblue.pg.com. In the meantime, I encourage you to vote the BLUE proxy card and discard the white proxy card so that we can continue our momentum and continue creating value for our shareholders.

Sincerely,

David Taylor

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.